Exhibit 99.01

 Laureate Education, Inc. Reports Strong Second Quarter 2005 Results;
      Company Announces 32% Increase in Total Student Enrollment


    BALTIMORE--(BUSINESS WIRE)--July 21, 2005--Laureate Education, Inc. (NASDAQ: LAUR), the world's leading international provider of higher education, announced strong financial results for the quarter ended June 30, 2005.

    -- Second quarter 2005 revenues increased 38% to $217.8 million, compared to $158.3 million in the second quarter of 2004.

    -- Total operating income for the second quarter 2005 increased 52% to $33.6 million compared to $22.2 million in the second quarter of 2004.

    -- The Company reported earnings from continuing operations of $0.43 per diluted share for the quarter ending June 30, 2005.

    -- Laureate Education reiterates its 2005 Earnings Outlook of $1.62 to $1.67 per diluted share.

    -- The Company currently believes that it will achieve earnings of $0.21 to $0.23 per diluted share for the quarter ending September 30, 2005.

    -- The Company's campus-based institutions reported second quarter total student enrollment increased 33% to 149,212 students.

    -- Laureate Online Education reported a 34% increase in new student enrollment, driving a 29% increase in total student enrollment.

    -- Laureate launched its first U.S. dual-degree program at its campus-based university in Mexico, Universidad del Valle de Mexico (UVM), in partnership with its online university, Walden University. This program offers UVM students the opportunity to receive a dual UVM/Walden degree that is recognized by both the United States and Mexican authorities.

    Douglas Becker, Chairman and Chief Executive Officer of Laureate Education stated, "We are very pleased with the performance of the Company this quarter. Our enrollment growth and operating income performance in the quarter position us to deliver the substantial growth indicated by our annual guidance, especially in the fourth quarter, our most important earnings period. We also continue to make important investments that should position the company well for 2006 and beyond."
    "Now we are very focused on delivering substantial growth in enrollment in our third quarter, in which our largest intake of new students takes place," added Mr. Becker.

    Financial Results

    Total revenues for the second quarter of 2005 were $217.8 million, an increase of 38% compared to total revenues of $158.3 million in the second quarter of 2004. Total operating income for the second quarter increased to $33.6 million, versus operating income of $22.2 million in the second quarter of 2004. After-tax income from continuing operations for the second quarter of 2005 was $22.2 million or $0.43 per share on diluted shares outstanding of 52 million.
    For the six-month period ended June 30, 2005, total revenues were $401.9 million, an increase of 38% compared to total revenues of $290.4 million in the same period of 2004. Total operating income for the six-month period increased to $38.9 million, versus operating income of $25.8 million in the same period of 2004. After-tax income from continuing operations for the six-month period ended June 30, 2005 was $26.0 million or $0.50 per share on diluted shares outstanding of 51.9 million.
    Total cash and marketable securities at June 30, 2005 were approximately $104 million, while total corporate debt was approximately $105 million.
    Laureate Education now operates institutions of higher education in 12 countries, offering programs through 44 campus locations and online to 172,116 students in over 80 countries.


Revenue Growth - Organic and Acquisition
Three months ended June 30, 2005

                                                           % Growth
                                      Revenue         Amount  Constant
(In Thousands)                   2005          2004   in USD  Currency

   Mexico Region(1)     $      44,305       $37,167     19%      16%
   Andean Region(2)            57,688        45,974     25%      16%
   Europe Region               42,136        40,475      4%      0%
   Online                      45,578        34,635     32%      31%
Subtotal                      189,707       158,251     20%

Acquisitions                   28,082            NA

Total                   $     217,789    $  158,251     38%
Student Enrollment
For the period ended
 June 30, 2005

New Student Enrollment            2005          2004    % Change
        Online                   5,186         3,865        34%

Total Student Enrollment          2005         2004
        Mexico Region(1)        58,792        48,591       21%
        Andean Region(2)        59,369        51,911       14%
        Europe Region           12,010        11,907        1%
        Online                  22,904        17,788       29%
Subtotal:                      153,075       130,197       18%

     Total Student Enrollment
      at Acquired Schools(3):   19,041            NA        NA
Total Student Enrollment
with Acquisitions:             172,116       130,197       32%


    (1) Mexico Region includes campus-based universities located in Mexico, Panama and Costa Rica.

    (2) Andean Region includes campus-based universities located in Chile and Ecuador.

    (3) Acquired schools include acquisitions not owned during the full periods presented, including Peru.

    Note: Laureate Education reports second and fourth quarter enrollment as of the last day of the respective fiscal quarters. Due to ongoing enrollment activity following the end of the first quarter and third quarter, the company reports enrollment for these periods as of the earnings report date.

    Financial Outlook

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    -- Laureate Education anticipates total revenue of $185 to $200 million for the third quarter 2005.

    -- The Company anticipates Campus-Based revenue of $145 to $155 million for the third quarter 2005, with operating margins between 12% and 13%. Latin America expects revenue of $120 to $129 million with margins of 24% to 25%. Europe expects revenue of $25 to $26 million with margins of (25%). Campus-based general and administrative expenses are expected to be approximately $4.5 million.

    -- The Company anticipates Online revenue of $40 to $45 million for the third quarter 2005, with operating margins between 15% and 16%.

    -- General and administrative expenses are expected to be approximately $5.5 million in the third quarter 2005.

    -- Non-cash stock compensation expense is expected to be approximately $1 million in the third quarter 2005.

    -- The Company currently believes that it will achieve earnings of $0.21 to $0.23 per diluted share for the quarter ending September 30, 2005. Fully diluted shares outstanding for the third quarter 2005 are projected to be approximately 52.3 million.

    -- Laureate Education reiterates its 2005 Earnings Outlook of $1.62 to $1.67 per diluted share.

    About Laureate Education, Inc.

    Laureate Education Inc. (NASDAQ: LAUR) is focused exclusively on providing a superior university experience to over 170,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on "Investor Relations", "SEC Filings").


 Laureate Education, Inc. & Subsidiaries
 Consolidated Statements of Operations
 (Amounts in thousands, except per share data)

                                      Three  Months Ended June 30,
                                 -------------------------------------
                                                       $        %
                                     2005     2004   Variance Variance
                                 -------------------------------------
 Revenues
   Mexico region (a)              $50,365  $37,167  $13,198       36%
   Andean region (b)               68,858   45,974   22,884       50%
                                 --------- -------- -------- --------
  Campus Based - Latin America    119,223   83,141   36,082       43%

   Spain                           27,731   25,764    1,967        8%
   Hospitality/Switzerland (c)     11,560   12,169     (609)      -5%
   France                          13,697    2,542   11,155    GT200%
                                 --------- -------- -------- --------
  Campus Based - Europe            52,988   40,475   12,513       31%

                                 --------- -------- -------- --------
  Campus Based Total              172,211  123,616   48,595       39%
                                 --------- -------- -------- --------

  Laureate Online Education        45,578   34,635   10,943       32%

                                 --------- -------- -------- --------
 Total revenues                   217,789  158,251   59,538       38%
                                 --------- -------- -------- --------

  Core operating expenses         178,072  128,376   49,696       39%
  Non-cash stock compensation
   expense                            414    2,283   (1,869)     -82%
  General and administrative
   expenses                         5,687    5,431      256        5%

                                 --------- -------- -------- --------
 Total operating expenses         184,173  136,090   48,083       35%
                                 --------- -------- -------- --------

 Operating income                  33,616   22,161   11,455       52%

 Non-operating items
  Interest and other income (e)     3,273   16,043  (12,770)     -80%
  Interest expense                 (2,704)  (1,595)  (1,109)     -70%
  Foreign exchange (loss) gain       (936)    (297)    (639)  LT-200%
                                 --------- -------- -------- --------
 Total non-operating items           (367)  14,151  (14,518)     N/A
                                 --------- -------- -------- --------

 Income from continuing
  operations before minority
  interest, equity in net income
  (loss) of affiliates, and
  income taxes                     33,249   36,312   (3,063)      -8%
 Minority interest in income of
  consolidated subsidiaries, net
  of income tax                    (6,240)  (6,066)    (174)      -3%
 Equity in net loss of affiliates,
  net of income tax                  (114)       -     (114)     N/A
 Income tax expense                (4,738)  (6,409)   1,671       26%
                                 --------- -------- -------- --------
 Income from continuing
  operations                       22,157   23,837   (1,680)      -7%

 (Loss) income from discontinued
  operations, net of income tax(d)      -   (3,027)   3,027      N/A
 Loss on disposal of discontinued
  operations, net of income tax    (2,351)       -   (2,351)     N/A
                                 --------- -------- -------- --------
 Net income                       $19,806  $20,810  $(1,004)      -5%
                                 ========= ======== ======== ========

  Weighted average shares (basic)  49,566   45,344
  Weighted average shares (diluted)51,950   48,131
  EPS-Net income (basic)            $0.40    $0.46
  EPS-Net Income (diluted)          $0.38    $0.43
  EPS-Income from continuing
   operations (basic)               $0.45    $0.53
  EPS-Income from continuing
   operations (diluted)             $0.43    $0.50

 Reconciliation - Pro Forma
  Income from Continuing Operations
 ----------------------------------
 Income from continuing
  operations before income taxes           $30,246
     Impact from early repayment of
      Educate Inc. note receivable         (10,380)
                                           --------
  Subtotal                                 $19,866
     Pro Forma Tax                          (2,257)
                                           --------
 Pro Forma income from continuing
  operations                               $17,609
                                           --------
  Pro Forma weighted average
   shares (diluted)                         48,131
  EPS - Pro Forma income from
   continuing operations
   (diluted)                                 $0.37

  Segment operating profit (loss):
     Campus Based - Latin America $29,645  $20,796   $8,849       43%
     Campus Based - Europe          7,584    6,426    1,158       18%
     Campus Based - Overhead       (2,898)  (2,391)    (507)     -21%
                                 --------- -------- -------- --------
   Campus Based - Total           $34,331  $24,831   $9,500       38%
                                 --------- -------- -------- --------

   Laureate Online                 $5,386   $5,044     $342        7%
                                 --------- -------- -------- --------

a) The Mexico region includes Mexico, Costa Rica and Panama.

b) The Andean region includes Chile, Ecuador and Peru. Hospitality includes the operating results of Les Roches,

c) Marbella and Glion.

d) The 2005 and 2004 operating results present the K-12 (including UK/France), WSI and India business units as discontinued operations.

e) For 2004, includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.

GT = Greater Than, LT = Less Than

                                       Six  Months Ended June 30,
                                 -------------------------------------
                                                       $        %
                                     2005     2004   Variance Variance
                                 -------------------------------------
 Revenues
   Mexico region (a)             $114,090  $85,105  $28,985       34%
   Andean region (b)               93,148   64,309   28,839       45%
                                 --------- -------- -------- --------
  Campus Based - Latin America    207,238  149,414   57,824       39%

   Spain                           56,846   51,675    5,171       10%
   Hospitality/Switzerland (c)     25,355   24,822      533        2%
   France                          27,423    5,177   22,246    GT200%
                                 --------- -------- -------- --------
  Campus Based - Europe           109,624   81,674   27,950       34%

                                 --------- -------- -------- --------
  Campus Based Total              316,862  231,088   85,774       37%
                                 --------- -------- -------- --------

  Laureate Online Education        85,041   59,319   25,722       43%

                                 --------- -------- -------- --------
 Total revenues                   401,903  290,407  111,496       38%
                                 --------- -------- -------- --------

  Core operating expenses         349,956  250,939   99,017       39%
  Non-cash stock compensation
   expense                          1,194    2,995   (1,801)     -60%
  General and administrative
   expenses                        11,901   10,720    1,181       11%

                                 --------- -------- -------- --------
 Total operating expenses         363,051  264,654   98,397       37%
                                 --------- -------- -------- --------

 Operating income                  38,852   25,753   13,099       51%

 Non-operating items
  Interest and other income (e)     5,689   19,345  (13,656)     -71%
  Interest expense                 (5,078)  (3,153)  (1,925)     -61%
  Foreign exchange (loss) gain       (687)      63     (750)     N/A
                                 --------- -------- -------- --------
 Total non-operating items            (76)  16,255  (16,331)     N/A
                                 --------- -------- -------- --------

 Income from continuing operations
  before minority interest,
  equity in net income (loss)
  of affiliates, and income taxes 38,776 42,008 (3,232) -8% Minority interest in income of consolidated subsidiaries,
  net of income tax                (7,132)  (8,540)   1,408       16%
 Equity in net loss of
  affiliates, net of income tax      (204)      (8)    (196)  LT-200%
 Income tax expense                (5,429)  (7,116)   1,687       24%
                                 --------- -------- -------- --------
 Income from continuing
  operations                       26,011   26,344     (333)      -1%

 (Loss) income from discontinued
  operations, net of income tax(d)    742   (5,918)   6,660      N/A
 Loss on disposal of discontinued
  operations, net of income tax    (2,351)       -   (2,351)     N/A
                                 --------- -------- -------- --------
 Net income                       $24,402  $20,426   $3,976       19%
                                 ========= ======== ======== ========

  Weighted average shares (basic)  49,402   45,134
  Weighted average shares (diluted)51,882   47,807
  EPS-Net income (basic)            $0.49    $0.45
  EPS-Net Income (diluted)          $0.47    $0.43
  EPS-Income from continuing
   operations (basic)               $0.53    $0.58
  EPS-Income from continuing
   operations (diluted)             $0.50    $0.55

 Reconciliation - Pro Forma Income
  from Continuing Operations
 ----------------------------------
 Income from continuing operations
  before income taxes                      $33,460
     Impact from early repayment of
      Educate Inc. note receivable         (10,380)
                                           --------
  Subtotal                                 $23,080
     Pro Forma Tax                          (2,964)
                                           --------
 Pro Forma income from continuing
  operations                               $20,116
                                           --------
  Pro Forma weighted average
   shares (diluted)                         47,807
  EPS - Pro Forma income from
   continuing operations (diluted)           $0.42

  Segment operating profit (loss):
     Campus Based - Latin America $34,389  $24,359  $10,030       41%
     Campus Based - Europe         16,447   15,201    1,246        8%
     Campus Based - Overhead       (5,488)  (5,300)    (188)      -4%
                                 --------- -------- -------- --------
   Campus Based - Total           $45,348  $34,260  $11,088       32%
                                 --------- -------- -------- --------

   Laureate Online                 $6,599   $5,208   $1,391       27%
                                 --------- -------- -------- --------

a) The Mexico region includes Mexico, Costa Rica and Panama.

b) The Andean region includes Chile, Ecuador and Peru. Hospitality includes the operating results of Les Roches,

c) Marbella and Glion.

d) The 2005 and 2004 operating results present the K-12 (including UK/France), WSI and India business units as discontinued operations.

e) For 2004, includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.

GT = Greater Than, LT = Less Than



    CONTACT: Laureate Education
             Sean Creamer, 410-843-8991
             or
             Chris Symanoskie, 410-843-6394